First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




September 30, 2002


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 670

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
98847 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President